UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/01/2008

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-49688

Florida	33-0961488
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1015 Tyrone Road
Suite 220
Tyrone, GA 30290
(Address of principal executive offices, including zip code)

770-306-7667
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant

a) Resignation of Independent Accountant.

On November 1, 2008, Tauber & Balser, P.C. ("T&B") resigned as the Company's independent accountant. T&B recently entered into an agreement with Habif, Arogeti & Wynne, LLP ("HA&W"), pursuant to which T&B combined its operations into HA&W and certain members of the T&B professional staff and shareholders joined HA&W either as employees or partners of HA&W and will continue to practice as members of HA&W.

The report of T&B regarding the Company's financial statements for the fiscal years ended December 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to the Company's ability to continue as a going concern. During the years ended December 31, 2007 and 2006 and during the period from the end of the most recently completed fiscal year through November 1, 2008, the date of resignation, there were no disagreements with T&B on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disgreements, if not resolved to the satisfaction of T&B, would have caused it to make reference to such disagreements in its reports. During the two most recent fiscal years and through November 1, 2008, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided T&B with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission ("SEC") and requested that T&B furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of such letter, dated October 31, 2008, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

b) Engagement of Independent Accountant

Concurrent with the resignation of T&B, the Company engaged HA&W as its independent accountant. Prior to engaging HA&W, the Company did not consult with HA&W regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of opinion that might be rendered by HA&W on the Company's financial statements, and HA&W did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue. The engagement of HA&W was approved by the Audit Committee of the Company.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Speedemissions, Inc.

Date: November 03, 2008	By:	/s/ Michael S. Shanahan
Michael S. Shanahan
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-16.1	Letter from Tauber & Balser, P.C.